Exhibit 99.1
Endurance Reports Fourth Quarter 2016 Financial Results

PEMBROKE, Bermuda – February 24, 2017 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $20.1 million and $0.30 per diluted common share for the fourth quarter of 2016 versus net income of $91.4 million and $1.36 per diluted common share for the fourth quarter of 2015.
For the year ended December 31, 2016, Endurance reported net income available to common shareholders of $333.2 million and $4.93 per diluted common share versus net income of $311.3 million and $5.73 per diluted common share for the year ended December 31, 2015. Book value per diluted share was $68.66 at December 31, 2016, up 4.9% from December 31, 2015.

Operating Highlights

Operating highlights for the quarter ended December 31, 2016 were as follows:

•	Gross premiums written of $692.9 million, an increase of 34.4% compared to the same period in 2015.

•	Net premiums written of $364.3 million, an increase of 25.7% compared to the same period in 2015.

•	Combined ratio of 93.7% compared to 76.2% for the same period in 2015.

•
An overall net negative financial impact from catastrophe losses related to current quarter events of $59.6 million, consisting of net loss expenses of $74.7 million partially offset by $9.5 million in net reinstatement premiums and $5.6 million of amounts attributable to non-controlling interests.

•
Net loss ratio of 61.7% compared to 42.2% for the same period in 2015, which was impacted by 11.7 percentage points of catastrophe losses from current quarter events. The net loss ratio for the current quarter was impacted by favorable prior year loss reserve development of $47.6 million or 7.9 percentage points compared to $60.1 million or 10.5 percentage points for the fourth quarter of 2015.

•	Net investment income of $59.2 million, an increase of $36.0 million from the same period in 2015.

•	Net foreign exchange gains included in net income of $11.6 million, which were largely offset by foreign currency translation adjustments included in accumulated other comprehensive loss.

•	Adjusted operating income of $55.8 million and $0.82 per diluted common share, a decrease of 51.0% and 51.5%, respectively, compared to the same period in 2015.

•
Net income return on average common equity for the quarter of 0.4% or 1.7% on an annualized basis while adjusted operating return on average common equity for the quarter was 1.2% or 4.8% on an annualized basis.

Operating highlights for the year ended December 31, 2016:

•	Gross premiums written of $4,202.2 million, an increase of 26.5% compared to the same period in 2015.

•	Net premiums written of $2,369.9 million, an increase of 21.5% compared to the same period in 2015.

•	Combined ratio of 88.1% compared to 82.9% for the same period in 2015.

•
An overall net negative financial impact from catastrophe losses in 2016 of $140.4 million, consisting of net loss expenses of $174.9 million partially offset by $21.5 million in net reinstatement premiums and $13.0 million of amounts attributable to non-controlling interests.

•
Net loss ratio of 55.9% compared to 46.4% for the same period in 2015, which was impacted by 9.8 percentage points of catastrophe losses from 2016 events. The net loss ratio for the current period also included favorable prior year loss reserve development of $221.6 million or 9.4 percentage points compared to $243.5 million or 12.3 percentage points for the same period in 2015,

•	Net investment income of $176.6 million, an increase of $62.8 million over the same period in 2015.

•	Net foreign exchange gains included in net income of $74.7 million, which were offset by foreign currency translation adjustments included in accumulated other comprehensive loss.

•
Adjusted operating income of $297.8 million and $4.41 per diluted common share, a decrease of 10.3% and a decrease per share of 27.8% compared to the same period in 2015 due to the weighted average impact of common shares issued related to Endurance's acquisition of Montpelier.

•	Net income return on average common equity for the year of 7.2%, while adjusted operating return on average common equity for the year was 6.5%.

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2016:

•	Gross premiums written of $573.4 million, an increase of $141.1 million or 32.7% from the fourth quarter of 2015.

◦
Non-agriculture lines of business, which include casualty and other specialty, professional lines and property, marine/energy and aviation lines of business grew 39.9% from a year ago driven by new business generated from added underwriting teams, as well as the renewal of business written in the Company's Lloyd's syndicate.

◦	The agriculture insurance line of business declined 16.5% primarily due to reduced commodity prices and modest policy count reductions resulting from re-underwriting of the crop/hail portfolio.

•	Net premiums written of $243.0 million, an increase of $31.9 million or 15.1% from the fourth quarter of 2015.

◦
Non-agriculture lines of business increased 12.5% due to strong growth in gross premiums written partially offset by increased cessions through whole account quota shares as well as individual cessions by line of business.

◦	The agriculture line of business increased 54.2% due to timing of reinsurance purchases partially offset by reduced commodity prices.

•	Combined ratio of 99.3% compared to 84.7% for the same period in 2015.

◦
The net loss ratio increased 14.3 percentage points to 70.2% compared to 55.9% for the same period in 2015. The accident year net loss ratio of 77.8% increased 13.9 percentage points predominantly driven by higher levels of current quarter catastrophe activity primarily related to Hurricane Matthew and the New Zealand earthquake, which together impacted the loss ratio by 8.6 percentage points, and higher attritional losses incurred within the property, marine/energy and aviation lines of business. Partially offsetting this increase was a lower accident year loss ratio within the agriculture line of business due to favorable crop conditions. The current period's net loss ratio included favorable prior year loss reserve development of $20.1 million or 7.6 percentage points.

◦
The general and administrative expense ratio decreased 7.9 percentage points, reflecting increased ceding commission offsets from a larger earned premium base in the current period and reduced incentive compensation expenses reflecting lower profitability, partially offset by increases in personnel expenses attributable to additional teams hired in the year.

◦
The acquisition expense ratio increased 8.2 percentage points in the current quarter as lines of business that incur higher acquisition costs accounted for a higher percentage of earned premiums compared to a year ago and the absence in the fourth quarter of 2016 of the earning of premiums acquired from Montpelier that did not have related acquisition costs in the fourth quarter of 2015.

Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2016:

•	Gross premiums written of $2,570.5 million, an increase of $484.6 million or 23.2% over the same period in 2015.

•	Net premiums written of $1,056.3 million, an increase of 20.0% over the same period in 2015.

•
Combined ratio of 96.6% compared to 87.5% for the same period in 2015. The combined ratio was impacted by higher net loss and acquisition expense ratios, partially offset by a lower general and administrative expense ratio. The current period's net loss ratio included $77.1 million or 7.6 percentage points of favorable prior year loss reserve development and $31.2 million or 3.1 percentage points of catastrophe losses, net of reinsurance, from 2016 events.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2016:

•	Gross premiums written of $119.5 million, an increase of $36.1 million or 43.3% from the fourth quarter of 2015.

◦
The catastrophe line of business increased by $10.4 million due to reinstatement premiums on current quarter events and successful renewals of the combined Endurance and Montpelier portfolios, partially offset by targeted non-renewals and line size reductions in response to the current competitive market.

◦
The specialty line of business increased $2.8 million largely due to lower negative premium adjustments and the expansion of new and renewal business for the aviation and trade credit and surety groups of the specialty line of business, partially offset by non-renewals in other lines and the timing of renewals on 2015 contracts that renew in 2017.

◦	The property line of business increased $21.7 million, predominantly due the absence of large negative premium adjustments that were recorded in the fourth quarter of 2015.

•
Net premiums written of $121.3 million, an increase of $42.7 million or 54.3% from the fourth quarter of 2015. The increase in net premiums written was driven by an increase in gross premiums and positive ceded premium adjustments within the specialty and professional lines of business.

•	Combined ratio of 84.5% compared to 64.7% for the same period in 2015.

◦
The current period's net loss ratio of 54.9% increased 23.4 percentage points compared to 2015. The increase in the current quarter accident year net loss ratio of 19.0 percentage points was predominantly due to catastrophe losses, including Hurricane Matthew and the New Zealand earthquake, which impacted the loss ratio by 14.3 percentage points. The current period's net loss ratio included favorable prior year loss reserve development of $27.4 million or 8.1 percentage points.

◦
The 2.1 percentage point increase in the current quarter's acquisition expense ratio was largely attributed to a shift in the mix of business with more earned premiums recorded in the casualty and professional lines, which maintain higher acquisition costs, and the absence in the fourth quarter of 2016 of the earning of premiums acquired from Montpelier that did not have related acquisition costs in the fourth quarter of 2015.

◦
The general and administrative expense ratio decreased 5.7 percentage points in the fourth quarter of 2016 primarily as a result of larger earned premiums recorded in the current period, increased ceding commission offsets and lower compensation expenses.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2016:

•	Gross premiums written of $1,631.7 million, an increase of $396.7 million or 32.1% over the same period in 2015.

•	Net premiums written of $1,313.7 million, an increase of 22.8% over the same period in 2015.

•
Combined ratio of 77.9% compared to 69.6% for the same period in 2015. The combined ratio was impacted by a higher net loss ratio partially offset by the lower acquisition and general and administrative expense ratios. The current period’s net loss ratio included $144.4 million or 10.7 percentage points of favorable prior year loss reserve development and 20.3 percentage points of net catastrophe losses from 2016 events, which amounted to $143.7 million before reinstatement premiums of $21.5 million.

Investments

Endurance’s net investment income for the quarter and year ended December 31, 2016 was $59.2 million and $176.6 million, an increase of $36.0 million and $62.8 million, respectively, compared to the same periods in 2015. The total investment return of Endurance’s cash and investment portfolio was (0.57)% and 2.56% for the quarter and year ended December 31, 2016, respectively, compared to (0.29)% and 0.31% for the quarter and year ended December 31, 2015, respectively.

Net investment income benefited from increases in investment income generated from Endurance’s trading and available for sale investments for the quarter and year ended December 31, 2016 compared to the same periods in 2015 due to an increase in invested assets. During the quarter and year ended December 31, 2016, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included gains of $12.6 million and $12.4 million, as compared to losses of $11.8 million and $13.6 million during the same periods in 2015. The ending book yield on Endurance’s fixed maturity investments at December 31, 2016 was 2.38%, up from 2.12% at December 31, 2015.

At December 31, 2016, Endurance’s fixed maturity and short term investments, which comprises 86.1% of Endurance’s investment portfolio, had an average credit quality of AA and a duration of 3.04 years. Endurance’s available for sale investment portfolio was in a net unrealized gain position of $61.5 million at December 31, 2016, an increase of $74.1 million from December 31, 2015. Endurance recorded in net income, net realized and unrealized investment losses, net of impairments, of $46.1 million and $23.2 million during the quarter and year ended December 31, 2016, compared to losses of $22.8 million and gains of $8.9 million during the quarter and year ended December 31, 2015.

Endurance ended the fourth quarter of 2016 with cash and invested assets of $8.8 billion, which represents a 0.9% decrease from December 31, 2015. Net operating cash inflow was $415.5 million for the year ended December 31, 2016 versus an inflow of $245.5 million for the same period in 2015.

Capitalization and Shareholders’ Equity

At December 31, 2016, Endurance’s shareholders’ equity was $5.14 billion or $68.66 per diluted common share versus $5.12 billion or $65.48 per diluted common share at December 31, 2015. For the quarter and year ended December 31, 2016, Endurance declared and paid common dividends of $0.38 and $1.52 per share, respectively.

Adjusted operating income, adjusted operating return on average common equity, adjusted operating income per diluted common share, adjusted operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s reports on Form 10-K and Form 10-Q and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	December 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,149,541	$1,177,750
Fixed maturity investments, trading, at fair value	2,740,055	1,587,160
Fixed maturity investments, available for sale, at fair value	3,572,766	4,359,019
Short-term investments, trading, at fair value	330,199	394,111
Short-term investments, available for sale, at fair value	78,505	25,685
Equity securities, trading, at fair value	16,056	15,229
Equity securities, available for sale, at fair value	485,085	513,585
Other investments	588,308	872,617
Premiums receivable, net	1,657,752	1,376,328
Insurance and reinsurance balances receivable	110,183	102,403
Deferred acquisition costs	276,639	255,501
Prepaid reinsurance premiums	711,695	498,574
Reinsurance recoverable on unpaid losses	1,213,129	907,944
Reinsurance recoverable on paid losses	273,789	288,026
Accrued investment income	35,853	30,213
Goodwill and intangible assets	468,374	553,960
Deferred tax asset	71,802	64,164
Net receivable on sales of investments	54,620	31,873
Other assets	288,510	187,383
Total Assets	$14,122,861	$13,241,525

Liabilities
Reserve for losses and loss expenses	$4,905,138	$4,510,415
Reserve for unearned premiums	1,994,676	1,789,148
Deposit liabilities	14,013	13,674
Reinsurance balances payable	784,162	661,213
Debt	705,292	717,650
Net payable on purchases of investments	181,337	63,442
Deferred tax liability	13,074	17,315
Other liabilities	383,036	344,596
Total Liabilities	8,980,728	8,117,453

Shareholders' Equity
Preferred shares
Series B, non-cumulative - nil issued and outstanding (2015 - 9,200,000)	—	9,200
Series C, non-cumulative - 9,200 issued and outstanding (2015 - 9,200)	9	9
Common shares
67,627,901 issued and outstanding (2015 - 66,797,991)	67,628	66,798
Additional paid-in capital	1,961,917	2,145,836
Accumulated other comprehensive loss	(58,749)	(46,634)
Retained earnings	2,911,634	2,681,053
Total Shareholders’ Equity Available to the Company	4,882,439	4,856,262
Non-controlling interests	259,694	267,810
Total Shareholders' Equity	5,142,133	5,124,072

Total Liabilities and Shareholders’ Equity	$14,122,861	$13,241,525

Book Value per Common Share
Dilutive common shares outstanding	67,759,784	67,136,986
Diluted book value per common share [a]	$68.66	$65.48
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2015, which was derived from Endurance’s audited financial statements.
[a] Excludes the $230 million (2015 - $460.0 million) liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Revenues
Gross premiums written	$692,876	$515,648	$4,202,170	$3,320,861

Net premiums written	$364,339	$289,743	$2,369,935	$1,950,470
Change in unearned premiums	236,366	283,713	(6,275)	27,983

Net premiums earned	600,705	573,456	2,363,660	1,978,453
Other underwriting income (loss)	1,071	(7,716)	(909)	(3,694)
Net investment income	59,196	23,180	176,590	113,826
Net realized and unrealized (losses) gains	(45,958)	(20,238)	(12,419)	12,660
Net impairment losses recognized in earnings	(122)	(2,604)	(10,769)	(3,715)
Total revenues	614,892	566,078	2,516,153	2,097,530

Expenses
Net losses and loss expenses	370,150	242,057	1,321,052	917,108
Acquisition expenses	123,289	90,364	460,483	347,885
General and administrative expenses	53,104	89,143	248,146	259,791
Corporate expenses	16,153	15,219	51,706	114,429
Amortization of intangibles	21,153	16,124	84,624	30,620
Net foreign exchange (gains) losses	(11,628)	(2,190)	(74,684)	26,964
Interest expense	10,807	10,815	43,860	41,260
Total expenses	583,028	461,532	2,135,187	1,738,057

Income before income taxes	31,864	104,546	380,966	359,473
Income tax (expense) benefit	(2,389)	3,350	181	(4,362)
Net income	29,475	107,896	381,147	355,111

Net income attributable to non-controlling interests	(5,674)	(8,309)	(24,130)	(11,016)

Net income available to the Company	23,801	99,587	357,017	344,095

Preferred dividends	(3,652)	(8,186)	(23,799)	(32,750)

Net income available to common and participating common shareholders	$20,149	$91,401	$333,218	$311,345

Per share data
Basic earnings per common share	$0.30	$1.36	$4.94	$5.74
Diluted earnings per common share	$0.30	$1.36	$4.93	$5.73

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended December 31, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$573,394	$119,482	$692,876
Ceded premiums written	(330,390)	1,853	(328,537)
Net premiums written	243,004	121,335	364,339
Net premiums earned	263,419	337,286	600,705
Other underwriting income	—	1,071	1,071
Total underwriting revenues	263,419	338,357	601,776

Expenses
Net losses and loss expenses	185,074	185,076	370,150
Acquisition expenses	44,764	78,525	123,289
General and administrative expenses	31,830	21,274	53,104
	261,668	284,875	546,543
Underwriting income	$1,751	$53,482	$55,233

Net investment income			59,196
Corporate expenses			(16,153)
Interest expense			(10,807)
Amortization of intangibles			(21,153)
Net foreign exchange gains			11,628
Net realized and unrealized losses			(45,958)
Net impairment losses recognized in earnings			(122)
Income before income taxes			$31,864

Net loss ratio	70.2%	54.9%	61.7%
Acquisition expense ratio	17.0%	23.3%	20.5%
General and administrative expense ratio	12.1%	6.3%	11.5%	[a]
Combined ratio	99.3%	84.5%	93.7%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended December 31, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$432,254	$83,394	$515,648
Ceded premiums written	(221,156)	(4,749)	(225,905)
Net premiums written	211,098	78,645	289,743
Net premiums earned	253,085	320,371	573,456
Other underwriting loss	—	(7,716)	(7,716)
Total underwriting revenues	253,085	312,655	565,740

Expenses
Net losses and loss expenses	141,269	100,788	242,057
Acquisition expenses	22,292	68,072	90,364
General and administrative expenses	50,723	38,420	89,143
	214,284	207,280	421,564
Underwriting income	$38,801	$105,375	$144,176

Net investment income			23,180
Corporate expenses			(15,219)
Interest expense			(10,815)
Amortization of intangibles			(16,124)
Net foreign exchange gains			2,190
Net realized and unrealized losses			(20,238)
Net impairment losses recognized in earnings			(2,604)
Income before income taxes			$104,546

Net loss ratio	55.9%	31.5%	42.2%
Acquisition expense ratio	8.8%	21.2%	15.8%
General and administrative expense ratio	20.0%	12.0%	18.2%	[a]
Combined ratio	84.7%	64.7%	76.2%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Twelve Months Ended December 31, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$2,570,494	$1,631,676	$4,202,170
Ceded premiums written	(1,514,240)	(317,995)	(1,832,235)
Net premiums written	1,056,254	1,313,681	2,369,935
Net premiums earned	1,009,375	1,354,285	2,363,660
Other underwriting loss	—	(909)	(909)
Total underwriting revenues	1,009,375	1,353,376	2,362,751

Expenses
Net losses and loss expenses	684,178	636,874	1,321,052
Acquisition expenses	149,763	310,720	460,483
General and administrative expenses	140,742	107,404	248,146
	974,683	1,054,998	2,029,681
Underwriting income	$34,692	$298,378	$333,070

Net investment income			176,590
Corporate expenses			(51,706)
Interest expense			(43,860)
Amortization of intangibles			(84,624)
Net foreign exchange gains			74,684
Net realized and unrealized losses			(12,419)
Net impairment losses recognized in earnings			(10,769)
Income before income taxes			$380,966

Net loss ratio	67.9%	47.1%	55.9%
Acquisition expense ratio	14.8%	22.9%	19.5%
General and administrative expense ratio	13.9%	7.9%	12.7%	[a]
Combined ratio	96.6%	77.9%	88.1%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Twelve Months Ended December 31, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$2,085,901	$1,234,960	$3,320,861
Ceded premiums written	(1,205,528)	(164,863)	(1,370,391)
Net premiums written	880,373	1,070,097	1,950,470
Net premiums earned	824,552	1,153,901	1,978,453
Other underwriting loss	—	(3,694)	(3,694)
Total underwriting revenues	824,552	1,150,207	1,974,759

Expenses
Net losses and loss expenses	500,867	416,241	917,108
Acquisition expenses	80,252	267,633	347,885
General and administrative expenses	140,012	119,779	259,791
	721,131	803,653	1,524,784
Underwriting income	$103,421	$346,554	$449,975

Net investment income			113,826
Corporate expenses			(114,429)
Interest expense			(41,260)
Amortization of intangibles			(30,620)
Net foreign exchange losses			(26,964)
Net realized and unrealized gains			12,660
Net impairment losses recognized in earnings			(3,715)
Income before income taxes			$359,473

Net loss ratio	60.8%	36.0%	46.4%
Acquisition expense ratio	9.7%	23.2%	17.6%
General and administrative expense ratio	17.0%	10.4%	18.9%	[a]
Combined ratio	87.5%	69.6%	82.9%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Three Months Ended December 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	70.2%	55.9%	54.9%	31.5%	61.7%		42.2%
	Acquisition expense ratio	17.0%	8.8%	23.3%	21.2%	20.5%		15.8%
	General and administrative expense ratio	12.1%	20.0%	6.3%	12.0%	11.5%	[a]	18.2%	[a]
	Combined ratio [b]	99.3%	84.7%	84.5%	64.7%	93.7%		76.2%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Three Months Ended December 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	7.6%	8.0%	8.1%	12.5%	7.9%		10.5%

Net of Prior Year Net Loss Reserve Development

		Three Months Ended December 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	77.8%	63.9%	63.0%	44.0%	69.6%		52.7%
	Acquisition expense ratio	17.0%	8.8%	23.3%	21.2%	20.5%		15.8%
	General and administrative expense ratio	12.1%	20.0%	6.3%	12.0%	11.5%	[a]	18.2%	[a]
	Combined ratio [b]	106.9%	92.7%	92.6%	77.2%	101.6%		86.7%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Twelve Months Ended December 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	67.9%	60.8%	47.1%	36.0%	55.9%		46.4%
	Acquisition expense ratio	14.8%	9.7%	22.9%	23.2%	19.5%		17.6%
	General and administrative expense ratio	13.9%	17.0%	7.9%	10.4%	12.7%	[a]	18.9%	[a]
	Combined ratio [b]	96.6%	87.5%	77.9%	69.6%	88.1%		82.9%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Twelve Months Ended December 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	7.6%	9.9%	10.7%	14.0%	9.4%		12.3%

Net of Prior Year Net Loss Reserve Development

		Twelve Months Ended December 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	75.5%	70.7%	57.8%	50.0%	65.3%		58.7%
	Acquisition expense ratio	14.8%	9.7%	22.9%	23.2%	19.5%		17.6%
	General and administrative expense ratio	13.9%	17.0%	7.9%	10.4%	12.7%	[a]	18.9%	[a]
	Combined ratio [b]	104.2%	97.4%	88.6%	83.6%	97.5%		95.2%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarter ended December 31, 2016 and 2015:

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$46,256	$20,225	$55,372	$13,119
Casualty and other specialty	172,578	71,583	138,956	73,704
Professional lines	164,026	66,730	112,917	51,765
Property, marine/energy and aviation	190,534	84,466	125,009	72,510
Subtotal Insurance	$573,394	$243,004	$432,254	$211,098

Reinsurance
Catastrophe	$17,435	$17,168	7,014	4,083
Property	21,360	21,455	(291)	(455)
Casualty	28,671	27,742	27,474	27,455
Professional lines	38,861	39,014	38,807	38,807
Specialty	13,155	15,956	10,390	8,755
Subtotal Reinsurance	$119,482	$121,335	$83,394	$78,645

Total	$692,876	$364,339	$515,648	$289,743

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the year ended December 31, 2016 and 2015:

	Twelve Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$760,877	$274,952	$840,445	$267,890
Casualty and other specialty	657,558	281,256	514,203	248,554
Professional lines	461,552	191,596	344,482	156,918
Property, marine/energy and aviation	690,507	308,450	386,771	207,011
Subtotal Insurance	$2,570,494	$1,056,254	$2,085,901	$880,373

Reinsurance
Catastrophe	$506,300	$336,413	$311,914	$194,662
Property	250,447	243,697	209,392	205,999
Casualty	245,092	243,154	176,506	176,487
Professional lines	256,337	254,148	248,610	248,610
Specialty	373,500	236,269	288,538	244,339
Subtotal Reinsurance	$1,631,676	$1,313,681	$1,234,960	$1,070,097

Total	$4,202,170	$2,369,935	$3,320,861	$1,950,470

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES

In presenting the Company’s results, management has included and discussed certain non-GAAP measures.Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
Adjusted operating income is an internal performance measure used by the Company in the management of its operations. Adjusted operating income represents operational results excluding, as applicable, net realized and unrealized (losses) gains, net impairment losses recognized in earnings and net foreign exchange (gains) losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to to that used by management to analyze the Company’s underlying business performance. Adjusted operating income should not be viewed as a substitute for GAAP net income.

Adjusted operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Adjusted operating income allocated to common shareholders (which excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents adjusted operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Endurance believes that showing adjusted operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Adjusted operating income per dilutive common share should not be viewed as substitutes for GAAP net income per dilutive common share.

Return on Average Equity (ROAE) is comprised using the average common equity calculated as the arithmetic average of the beginning and ending common equity balances by quarter for stated periods. Return on Beginning Equity (ROBE) is comprised using the beginning common equity for stated periods. The Company presents various measures of Return on Equity that are commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to adjusted operating income, adjusted operating income per basic or diluted common share, adjusted operating income allocated to common shareholders under the two-class method and annualized adjusted operating return on average common equity (all non-GAAP measures) for the three and twelve months ended December 31, 2016 and 2015:

(amounts expressed in thousands of United States dollars, except share, per share amounts and ratios)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income available to the Company	$23,801	$99,587	$357,017	$344,095
(Less) add after-tax items:
Net foreign exchange (gains) losses	(11,628)	(2,190)	(74,684)	26,964
Net realized and unrealized losses (gains)	45,958	20,238	12,419	(12,660)
Net impairment losses recognized in earnings	122	2,604	10,769	3,715
Income tax expense	1,150	1,651	16,029	2,661
Adjusted operating income before preferred dividends	$59,403	$121,890	$321,550	$364,775
Preferred dividends	(3,652)	(8,186)	(23,799)	(32,750)
Adjusted operating income allocated to common and
participating common shareholders	$55,751	$113,704	$297,751	$332,025

Adjusted operating income allocated to common
shareholders under the two-class method	$54,640	$110,808	$291,520	$322,696

Weighted average diluted common shares	66,382,373	65,404,645	66,135,372	52,828,503

Adjusted operating income per diluted common share [b]	$0.82	$1.69	$4.41	$6.11

Average common equity [a]	$4,694,342	$4,381,566	$4,599,647	$3,415,086

Adjusted operating return on average common equity	1.2%	2.6%	6.5%	9.7%

Annualized adjusted operating return on average common equity	4.8%	10.4%	6.5%	9.7%

Net income available to the Company	$23,801	$99,587	$357,017	$344,095
Preferred dividends	(3,652)	(8,186)	(23,799)	(32,750)
Net income available to common and
participating common shareholders	$20,149	$91,401	$333,218	$311,345

Net income allocated to common shareholders
under the two-class method	$20,149	$89,073	$326,245	$302,596

Net income per diluted common share [b]	$0.30	$1.36	$4.93	$5.73

Return on average common equity, Net income	0.4%	2.1%	7.2%	9.1%

Annualized return on average common equity, Net income	1.7%	8.3%	7.2%	9.1%
[a] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $230 million (December 31, 2015 - $460 million) liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES

Net negative financial impact includes the sum of net losses and loss expenses, reinstatement premiums assumed and ceded and non-controlling interests related to specific catastrophe events occurring in the current periods. The Company believes that showing the net negative financial impact of the catastrophe related events enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance.

The following is a reconciliation of Endurance's net losses and loss expenses, net reinstatement premiums and non-controlling interest related to catastrophe events occurring in the three and twelve months ended December 31, 2016 to the net negative financial impact (non-GAAP measure) of these events on net income available to the Company for the three and twelve months ended December 31, 2016:

(amounts expressed in thousands of United States dollars, except ratio)	Three Months Ended December 31, 2016		Twelve Months Ended December 31, 2016
	Catastrophe Impact	Net loss ratio impact	Catastrophe Impact	Net loss ratio impact

Net losses and loss expenses	$74,743		$174,899
Less: net reinstatement premiums	9,454		21,490
Net negative financial impact on net income	65,289	11.7%	153,409	9.8%
Less: net negative financial impact attributable to non-controlling interest	5,640		13,020
Net negative financial impact on net income available to the Company	$59,649		$140,389

Total investment return is calculated by dividing net investment income, net realized and unrealized (losses) gains, net impairment losses recognized in earnings, and net decrease in unrealized gains (losses) included in other comprehensive income after deferred tax offsets by average invested assets at fair value. The Company utilizes and presents the total investment return in order to better disclose the performance of the Company’s investments and to show the components of the Company’s ROE.

The following is a reconciliation of Endurance's net investment income, net realized and unrealized (losses) gains, net impairment losses recognized in earnings and net decrease in unrealized gains (losses) included in other comprehensive income before deferred tax offsets to total investment income and total investment return (non-GAAP measures) for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts expressed in thousands of United States dollars)	2016	2015	2016	2015

Net investment income	$59,196	$23,180	$176,590	$113,826
Net realized and unrealized (losses) gains	(45,958)	(20,238)	(12,419)	12,660
Net impairment losses recognized in earnings	(122)	(2,604)	(10,769)	(3,715)
Net (decrease) increase in unrealized gains (losses) included in other comprehensive income, after deferred tax offsets	(63,610)	(26,342)	74,121	(98,738)
Total investment income	$(50,494)	$(26,004)	$227,523	$24,033

Average invested assets and cash at fair value [a]	8,816,957	8,909,284	8,873,693	7,760,336

Total investment return	(0.57)%	(0.29)%	2.56%	0.31%
[a] Average invested assets and cash at fair value includes total trading, available for sale and other investments, cash and cash equivalents, net receivable on sales of investments and net payable on purchase of investments.

# # #